Exhibit 3.9

CERTIFICATE OF FORMATION

OF

BULLWINKLE’S FAMILY FUN CENTER HOLDINGS LLC

1.             The name of the limited liability company is Bullwinkle’s Family Fun Center Holdings LLC.

2.             The address of its registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Bullwinkler’s Family Fun Center Holdings LLC this 7th day of July, 1999.

BULLWINKLE’S FAMILY FUN
CENTER HOLDINGS LLC

By:	/s/ Anthony Gentile
Name:	Anthony Gentile

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF FORMATION
OF
BULLWINKLE’S FAMILY FUN CENTER HOLDINGS LLC

It is hereby certified that:

FIRST:              The name of the limited liability company is Bullwinkle’s Family Fun Center Holdings LLC (hereinafter called the “LLC”).

SECOND:         Number 1. of the Certificate of Formation of the LLC is hereby amended as follows:

1.             The name of the LLC is Family Fun Center Holdings LLC.

IN WITNESS WHEREOF, the undersigned, has caused this Certificate of Amendment to Certificate of Formation to be duly executed as of this 28th day of March, 2006.

/s/ Larry Cochran
Larry Cochran, Authorized Person